Exhibit 10.20

Certain confidential information contained in this document, marked by [***], has been omitted because such information is both not material and is the type that the Company customarily and actually treats that as private or confidential.

Custody Agreement

Between

SHARPENING TECHNOLOGY LIMITED

BITMAIN SALES (USA) INC

CARPENTER CREEK LLC

(“Client”)

And

MATRIX GUARD LIMITED

(“Matrix”)

February 10, 2021

Custody Agreement

This custody agreement (the “Agreement”) is made and entered into on February 10, 2021 (“Signing Date”) by and between:

Matrix Guard Limited, having its registered office address at Room A1, 11/F, Success Commercial Building, 245-251 Hennessy Road, Hong Kong (“Matrix” or the “Company”); and

Sharpening Technology Limited (“Sharpening”), having its registered address at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands; Bitmain Sales (USA) Inc (“Bitmain Sales”), having its registered address at 850 New Burton Road, Suite 201, Dover, DE 19904; Carpenter Creek LLC (“Carpenter”), having its registered address at 992 Davidson Dr. Nashville, TN 37205.

(Sharpening, Bitmain Sales, and Carpenter are collectively referred to as “Client”, and the Client and the Company are referred to collectively as “Parties”, and individually as a “Party”).

RECITALS:

A.       WHEREAS the Company is a provider of custody services and desires to provide custody services to the Client (hereinafter referred to as the “Services”);

B.       WHEREAS the Client desires to receive the said custody services provided by the Company.

AGREEMENT:

In consideration of the mutual covenants, promises and conditions set forth below in the Agreement, the Parties hereto hereby agree as follows:

1.                Definitions

1.1.             Terms

In the Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any particular person, any company or other person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such person.

“Assets” means any Backed Digital Assets delivered to the Company and held through a custody account opened by the Company on behalf of the Client until such assets are withdrawn or cease to be qualified as assets under the Agreement.

“Authorized Person” means the person authorized to sign the Agreement on behalf of the Client and / or the person designated by the Client to establish the Client’s custody account and to act as the “enterprise administrator” in the Custody System. The Client may amend the designation of the Authorized Person by giving the Company a written updated authorization.

“Blockchain Address” means the public address on the blockchain where the assets are owned.

Ownership of the Backed Digital Assets under such custody account shall always remain with the user.

“Custody System” means the Company’s proprietary digital asset storage system, both online and offline, used by the Company to hold the Client’s Assets under custody.

“delivery” (or “delivered” or “have/has been delivered”) means the transfer of the Backed Digital Assets to one or more Blockchain Addresses controlled by the receiving party and provided by the receiving party to the sending party for the purpose of such transfer. The Backed Digital Assets are deemed to have been delivered to the Company when the required number of blocks on the blockchain for such Backed Digital Assets are confirmed (as determined by the Company in its sole discretion).

“Digital Assets” means digital assets (also referred to as “cryptocurrencies”, “virtual currencies”, “digital currencies” or “virtual commodities”, such as Bitcoin, etc.) that are digital representations of value based on (or constructed on) a cryptographic computer network protocol.

“Digital Asset Network” means, as the Client hereby understands, the Company does not own or control the underlying software protocol of the Digital Asset Network that adjusts the operation of Digital Assets. In general, the underlying protocols are open source and may be used, copied, modified and transmitted by any person. The Client hereby agrees and understands that: (i) Matrix is not responsible for the operation of the underlying protocols; and (ii) Matrix cannot make any warranties as to the security, functionality or availability of the underlying software.

“Effective Date” means the date on which the Client first delivers the Backed Digital Assets to the Company.

“General Instruction” means any notice, direction or other communication that is not Proper Instruction. The Company may rely on General Instructions that the Company believes in good faith to be given by Authorized Persons of the Client.

“Proper Instruction” means an instruction sent to the Company from the user interface of the Custody System or an email address associated with Authorized Persons.

“Supported Networks”. The Client hereby agrees and understands that the Custody System of Matrix supports certain Digital Asset Networks (each a “Supported Network”). The Supported Networks are currently as follows: Bitcoin, Bitcoin Cash, Litecoin, Ethereum, Ethereum Classic, Desai Coin, Zcash, Bytom, and Ripple. The additional Supported Networks will be added from time to time in accordance with the Company’s development plan, and the latest Supported Networks will be updated on the Matrix website or in other official statements from Matrix.

“Backed Digital Assets”. The Client hereby agrees and understands that the Custody System of Matrix supports the Digital Assets of certain Supported Networks (each a “Backed Digital Asset”). The Backed Digital Assets are as follows: Bitcoin, Bitcoin Cash, Litecoin, Ethereum, Ethereum Classic, Desai Coin, Zcash, Bytom, Tether, USDC and Ripple. Additional Backed Digital Assets will be added from time to time in accordance with the Company’s development plan, and the latest Backed Digital Assets will be updated on the Matrix website or in other official statements from Matrix.

“Non-Backed Digital Assets” means Digital Assets of the Digital Asset Networks that are not supported.

“Withdrawal Request” means a request sent to the Company by Proper Instructions, which specifies the type and amount of assets to be withdrawn from the Client’s custody account and the destination Blockchain Address.

2.                Custody Services

2.1.             Appointment of Custodian. The Client hereby agrees to appoint the Company as custodian of the Assets held in the Client’s custody account under the Agreement, and the Company hereby accepts such appointment and assumes the obligations, duties and responsibilities set forth hereunder, with the first responsibility and obligation to safeguard the Client’s Assets in accordance with the Company’s actual management capabilities as announced on the Company’s website and advertised to the Client. By entering into the Agreement, the Client agrees that the Client wishes to create a legal relationship entrusting the Company with the management of its Assets and the Client agrees that the Client wishes the Company to be the trustee.

2.2.             Custody Account. The Client agrees and understands that the Company will establish a custody account in the name of the Client. The Client’s custody account will have one or more relevant Blockchain Addresses. The Client agrees and understands that, to the extent permitted by the applicable law, the Client’s Assets and the assets of other clients of Matrix may be located at the same Blockchain Address, but that the ownership of the Client’s Assets will be clearly documented in Matrix’s books as follows, i.e., the ownership of the Client’s Assets shall remain with the Client at all times when Matrix is acting as custodian of the Client’s Assets. Matrix’s records shall at all times clearly document the status of the Client’s Assets. Matrix shall not lend, pledge, charge or encumber any Assets in the Client’s custody account without the General Instructions from the Client. The Client hereby agrees that nothing in the Agreement shall prohibit Matrix from using the Custody System for the custody of Matrix’s own assets; however, in such cases, the Client’s Assets shall be segregated from Matrix’s own assets at all times.

2.3.             Delivery. The Client hereby agrees and understands that the Backed Digital Assets are considered to be the Assets under custody only upon delivery to the Blockchain Address provided by the Company to the Client. The Client hereby agrees and understands that the Company shall have no obligation with respect to any Backed Digital Assets unless they have been delivered to the Company. Further, the Client hereby agrees and understands that the Company shall not be required to accept delivery of the Backed Digital Assets and assume no liability for them where the Company believes that the acceptance of the Backed Digital Assets will or may result in any liability to the Company or any of its Affiliates (however, if delivery is made by the Client, the Company shall ensure that the Backed Digital Assets are returned to the Client).

3.                Storage and Withdrawal

3.1          Storage. The Client may store the Backed Digital Assets at the corresponding Blockchain Address of the Client’s custody account without any involvement of the Company. Upon delivery of the Backed Digital Assets, the said Backed Digital Assets will be credited to the Client’s custody account.

3.2	Withdrawal.

(i)	Withdrawal Request and Withdrawal Confirmation. Upon receipt of a submitted Withdrawal Request through the user interface of the Custody System and if the withdrawal amount is significant, the Company will initiate a verification process. During the verification process, the customer service officer of the Company will call the Authorized Persons specified in the Client’s account within 5 hours upon receiving the Withdrawal Request (unless such Withdrawal Request is made by the Authorized Persons; however, if only one Authorized Person is specified, the Company shall call such Authorized Person making the Withdrawal Request and follow such other reasonable agreement as the Company may determine in its sole discretion in order to confirm and verify such Withdrawal Request) in order to confirm such Withdrawal Request (“review”). The Company will process the Client’s Withdrawal Request provided that the Company can successfully conduct the review and the Customer can complete the additional authentication form requested by the Company (as determined by the Company in its sole discretion) (“withdrawal confirmation”).

(ii)	Processing of Withdrawal Request. After the withdrawal confirmation is made, the Withdrawal Request will be processed in real-time based on the confirmation time of the blockchain if the withdrawal is made from hot storage; if the withdrawal is made from cold storage, the processing time will be up to 48 hours from the time the Withdrawal Request is received and verified (if necessary). “Hot storage” means that the Backed Digital Assets are stored and transactions are signed in the hardware security module (HSM) online environment; “cold storage” means that the Backed Digital Assets are stored and transactions are signed in a completely offline environment.

(iii)	Authentication Not Possible. The Client further agrees and understands that, in the case of a review, the Company is unable to authenticate that it is speaking with the Authorized Persons in person and that the Company is entitled to rely on the presumption of certainty that it is speaking with the Authorized Persons in person.

(iv)	Right of Refusal. The Client hereby agrees and understands that the Company shall have the right to refuse to enforce any Withdrawal Request if the Company reasonably believes that such Withdrawal Request may violate any applicable laws and regulations.

(v)	Reliance. The Client hereby understands and agrees that the Company may rely on any action that the Company believes in good faith to have been taken by Authorized Persons.

4.	Fees

4.1.             Please refer to the provisions of Appendix I - Validity and Custody Fees (“Custody Fees Appendix”).

4.2.             The fees to be charged by the Company to the Client shall be limited to the items and rates set out in Appendix I - Validity and Custody Fees of the Agreement, and the Company and its employees and Affiliates shall not charge the Client any other fees for items not set out therein. Changes in the custody fees shall be notified to the Client in writing 15 working days in advance, and if the Client does not agree to the changes, the Client shall have the right to early terminate the Agreement, in which case the relevant Assets under custody shall, after deducting the fees for custody payable by the Client before the fees are changed, be refunded in full to the account designated by the Client.

5.                Suspension or Termination

5.1.             Right of Suspension or Termination. The Company reserves the right to temporarily suspend or terminate the Client’s access to or use of the Services in the following circumstances: (i) actual or suspected violations of the Agreement, applicable laws and / or regulations; (ii) use of the Services in a manner that may subject Matrix to legal liabilities or affect the use of the Services by others; and (iii) planned downtime and recurring downtime or unplanned technical upgrades and disruptions by Matrix or Matrix service providers.

6.                Representations, Warranties and Covenants

6.1.             The Client hereby represents and warrants (and such representations and warranties are continuing and shall be deemed to be reaffirmed upon a Withdrawal Request by the Client) that:

(i)	The Client is of or over the age of 18 years and has the legal capacity to enter into the Agreement with Matrix and agrees to be bound by all the terms and conditions of the Agreement;

(ii)	The Client is duly incorporated and validly existing under the laws of the jurisdiction in which it is organized or incorporated and, where relevant, the Client is in good standing under such law;

(iii)	The Client has the right to enter into the Agreement, to submit withdrawal applications and to perform its obligations hereunder;

(iv)	The Client’s performance of the Agreement will not result in a breach of, and will not result in a conflict with, any law, judgment, order, regulation or contractual obligation applicable to or binding on the Client or any of the Client’s Assets;

(v)	To the fullest extent known to the Client, all governmental and other consents required to be obtained by the Client in connection with the Agreement and any Withdrawal Request have been obtained, such consents are in full legal force and effect, and all conditions of such consents have been satisfied;

(vi)	The Client’s obligations hereunder shall constitute legal, valid and binding obligations of the Client, which are enforceable in accordance with their respective terms.

(vii)	The Client shall not use the Services provided by the Company in a manner that violates or results in a violation of any applicable laws and regulations.

(viii)	The Client is aware of, familiar with, and has been adequately informed of the risks associated with its making Proper Instructions, and the Client is willing to accept such risks; the Client shall (and shall procure that each Authorized Person shall) protect any credentials associated with Proper Instructions and exercise a high degree of care with respect to such credentials. The Client hereby understands that there exist more secure methods of making or delivering Proper Instructions than the method selected by the Company, and the Client hereby agrees that the security procedures to be followed (if any) provide commercially reasonable protection in light of the particular needs and circumstances. The Client hereby agrees and understands that a Withdrawal Request made under Proper Instructions may be inferred by the Company to have been made by Authorized Persons and that the Company may (after review) act upon such Withdrawal Request; and

(ix)	The Client hereby agrees and understands that the Backed Digital Assets are a new category of assets, that the laws relating to the ownership, custody and transfer of the Backed Digital Assets are evolving and subject to uncertainty, and that custody of such Assets will involve risks not present in traditional categories of assets; the Client hereby further agrees and understands that the Client shall bear such risks and the loss or dilution of the value of the Backed Digital Assets resulting from changes or developments in laws or in the conditions of existing laws (where the Client’s rights to the Backed Digital Assets are not adequately protected).

(x)	The Client is not, and the transferee of Assets resulting from any Withdrawal Request is not, (i) subject to any law administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or other governmental entity that imposes economic sanctions and trade embargoes (“Economic Sanctions Act”); (ii) located in, organized in, or a resident of, a country or region that is the subject of sanctions by OFAC or any other governmental entity (or a country or region whose government is the subject of such economic sanctions).

6.2.            The Company hereby represents and warrants (and such representations and warranties are continuing and shall be deemed to be reaffirmed and made upon processing of a Withdrawal Request by the Company) that:

(i)	The Company is duly incorporated and validly existing under the laws of the jurisdiction in which it is organized or incorporated and, where relevant, the Company is in good standing under such law;

(ii)	The Company has the right to enforce and deliver the Agreement to satisfy Withdrawal Requests initiated by the Client and perform its obligations hereunder, and the Company has taken all actions necessary to perform its obligations hereunder;

(iii)	The Company’s performance of the Agreement will not result in a breach of, and will not result in a conflict with, any law, judgment, order, regulation or contractual restrictions applicable to or binding on the Company;

(iv)	The Company’s obligations hereunder shall constitute legal, valid and binding obligations of the Company, which are enforceable in accordance with their respective terms.

(v)	The Company has established the client asset protection fund to safeguard the Client’s Assets under custody and to ensure that the Client’s Assets under custody will be compensated by the Company’s client asset protection fund promptly in case they are damaged due to the Company’s security incidents during the custody of the Client’s Assets. (See 11.2 for the compensation rules)

7.                Custodial Obligations

7.1              The Client hereby understands that the Company will take all steps and exercise reasonable care to maintain the Client’s custody account and hold the Client’s Assets under custody. The Company agrees to exercise reasonable care and take commercially reasonable steps to perform its duties to the Client in accordance with the provisions of the Agreement or to exercise greater care as required by law or the Agreement. The Client agrees that the Company shall not be liable for any failure or delay in the performance by the Company’s service providers (including the Company’s banks, data centers or any other participants as permitted by the terms and conditions of the Agreement or as required by law) where the Company has actively procured the Company’s service providers to continue and complete their performance and where such failure or delay has been caused by the fault of the Client. Where the Company is indolent in the performance of its contractual obligations and collateral obligations hereunder or fails to promptly procure its service providers (including the Company’s banks, data centers or any other participants as permitted by the terms and conditions of the Agreement or as required by law) to continue and complete their performance in case of their failure or delay in doing so, causing the Client suffering from loss of the Assets under custody or other losses, the Company shall be liable to compensate the Client for the losses caused thereby.

7.2              The Client hereby agrees and understands that forks may result in the creation of fork networks and that the Company holds an equal amount of Digital Assets in connection with each fork network. The Client further agrees and understands that in respect of any such forks, the Company shall act in accordance with Article 9.2 hereof.

7.3              The Company agrees and understands that in the event of market disruption, the Company may, in its sole discretion, take one or more of the following actions: (i) suspend access to the custody services of Matrix; or (ii) prohibit the Client from completing any action through the custody services of Matrix. The Company shall not be liable for any damages suffered by the Client as a result of such actions. Upon the conclusion of such events and resumption of the availability of the custody services, the Client agrees and understands that the prevailing market price may be different from the market price prior to such events.

7.4              The Client further agrees and understands that, with respect to the Digital Assets in connection with unsolicited transfers, the Company shall act in accordance with Article 9.1 hereof.

7.5              The Client further agrees and understands that, with respect to the air-drop assets, the Company shall act in accordance with Article 9.3 hereof.

7.6              The Client hereby understands that the Company will hold and maintain (or cause others to hold) accurate books and records relating to any custody account and the Assets, including books and records relating to the receipt, withdrawal and transfer of the Assets.

7.7              The Client agrees and understands that the Company shall have no duty or responsibility to inquire about, advise on, supervise, or determine the suitability of any transaction involving any Digital Assets, Backed Digital Assets or Assets (and no provision hereof shall be construed as such). No provision hereof shall require the Company to grant credit, provide financial accommodation or provide funds or assets to the Client or for the benefit of the Client in order to perform any obligation undertaken by the Client, except for those matters separately agreed in writing by the Client and the Company.

7.8              The Client hereby understands and agrees that if the Client fails to pay the Company the fees at the time and in the amount agreed hereunder, the Company shall be entitled to retain any Assets in the custody account held by the Company of the corresponding amount (or the relevant value as determined by the Company in its sole discretion) or use the corresponding Assets to offset the fees payable by the Client to the Company under this Agreement.

7.9              The Client hereby understands and agrees that the Company shall have the right to provide information relating to any custody accounts or Assets as required by any law, regulation or rule in effect currently or after the date of the Agreement or as required by law enforcement authorities. However, to the extent permitted by law, the Company shall inform the Client of such information request notice.

7.10            The Client hereby understands and agrees that the Company shall have no duties or responsibilities in respect of any custody accounts or Assets unless such duties or responsibilities are expressly set out in the Agreement and that no undertakings or obligations against the Company are implied under the Agreement.

7.11            The Client hereby understands and agrees that the Company will maintain commercially compliant systems in respect of the following items: (i) being able to recover all records relating to the Client’s custody account in the event of a disaster; and (ii) continuing to provide the Services under this Agreement in the event of any downtime and maintenance operations.

8                 Client’s Obligations

8.1              The Client agrees to be liable for and to pay all taxes, assessments, duties and other governmental charges in connection with any Assets or any transactions relating to Assets, including any rights or penalties to which the Client is legally entitled and subject in respect of such Assets or transactions.

8.2              The Client agrees and understands that the Client and all Authorized Persons shall successfully complete the account opening procedures with the Company in accordance with the Company’s “Know Your Customer” / “Anti-Money Laundering” policies, which may be amended from time to time.

8.3             The Client agrees to notify the Company immediately if: (i) the Client is or becomes subject to any law administered by OFAC or any other governmental entity that imposes economic sanctions and trade embargoes; (ii) the Client is or will be located in, or is or will be organized in, or is or will become a resident of, a country or region that is the subject of sanctions by OFCA or any other governmental entity (or a country or region whose government is the subject of such economic sanctions); or (iii) the Client becomes aware that the Client or its Assets or any transactions involving its Assets are or will be the subject of any investigative proceedings (including reasonably detailed information about such investigations).

9	Unsolicited Transfers, Forks and Airdrops

9.1	Unsolicited Transfers.

(i)	The Client agrees and understands that if the Client or a third party deposits Non-Backed Digital Assets to a digital asset address controlled by the Company, the Company shall enjoy the rights in and account for such Non-Backed Digital Assets as the Company’s property.

(ii)	The Client agrees and understands that if a third party deposits Backed Digital Assets at a digital asset address controlled by the Company, the Company shall enjoy the following rights in and account for such Backed Digital Assets: (a) as the property of the Client if sent to the Client’s escrow account; or (b) as the property of the Company which is exclusive to the Company if sent to any other digital asset address controlled by the Company.

The Client further agrees and understands that the type of transfer set forth in this Article 9.1 (“unsolicited transfer”) does not give rise to any relationship between the Company and the sender, nor does it represent any relationship between both parties, and it does not cause the Company to assume any obligation to the sender.

(iii)	The Client hereby further agrees and understands that the Company shall have no obligation or responsibility to return the Digital Assets in connection with any unsolicited transfer. The Company will, in its sole discretion, consider a request for return if: (a) at the time the unsolicited transfer was made, the unsolicited Digital Assets were Backed Digital Assets; (b) the unsolicited transfer has been proven to be unintentional at the Company’s request and according to the Company’s requirements decided in its sole discretion; (c) it can prove its control over the original digital asset address at the Company’s request and according to the Company’s requirements decided in its sole discretion; (d) its identity can be authenticated and verified at the Company’s request and according to the Company’s requirements decided in its sole discretion, and (e) the Company receives the return request within thirty (30) calendar days after the unsolicited transfer.

(iv)	If the Company plans to perform such a return request, the Company shall give written notice within thirty (30) days after receiving the return request and shall take all steps to advise of the expected time of service. If the Company fails to give such written notice within thirty (30) days after receiving the refund request, it is deemed that the Company has rejected the relevant refund request.

9.2	Forks.

(i)	The Client hereby agrees and understands that the underlying protocols of the Supported Networks are subject to the provisions of the operating procedures (“fork”) and may result in multiple versions (“fork network”) and that the Company will hold an equal number of Digital Assets in each fork network assets. The Client further agrees and understands that a fork may have a material impact on the value, functionality and / or name of the Client’s Digital Assets held in the Custody System of Matrix. Where a fork exists, the Client agrees and understands that the Company may temporarily suspend the operation of the Custody System (with or without prior notice to the Client) in the event that the Company chooses, in its sole discretion (other than as described herein), which fork network to support. The Client agrees and understands that, in its best judgment, the Company will not support the vast majority of fork networks and may not be able to provide the Client with Digital Assets for the vast majority of fork networks. Decisions and statements regarding support for particular fork networks will be posted on Matrix's website promptly.

(ii)	The Client hereby understands that the value of Digital Assets may fluctuate significantly, which may result in a total loss of value of Digital Assets held by the Company on behalf of the Client. The Digital Assets provided by the Company to the Client arising from fork networks, and the Company’s ability to deliver Digital Assets arising from fork networks, are dependent on third-party providers that are not under the Company’s control. The Company does not own or control any protocols used in connection with the Digital Assets and its associated Digital Asset Networks, including protocols arising from fork networks. Accordingly, the Company is not liable for any changes in the value of such protocols and any Digital Assets (whether they are part of a fork network or otherwise), and the Company makes no warranty as to the security, functionality or availability of such protocols or Digital Asset Networks.

(iii)	The Client agrees and understands that, unless otherwise provided in the Agreement, the Company may choose not to support any fork networks (“non-supported fork networks”) at its sole discretion, but regardless of whether a fork occurs and whether the Company supports or does not support any fork network, the Company agrees and understands that the Digital Assets deposited by the Client with the Company shall remain exclusively owned by the Client at all time; in the event that a fork occurs in the public chain to which the Client’s Digital Assets are deposited with the Company and which belongs to the non-supported fork network of the Company, the Client shall, through the Company’s one-time withdrawal mechanism, withdraw the full amount of the relevant Digital Assets of the non-supported fork network to the Client’s account other than those provided by the Company within 10 business days from the date of the Company’s written notice, and if the Client fails to withdraw and such Assets remain in the custody account of the Company after the Company’s written notice, the Company shall have the right to dispose of the same at its own discretion, unless otherwise agreed by the Parties. The Company shall only be required to give written notice and in such case, the Company shall give such notice within three (3) months after the occurrence of the fork.

(iv)	The Client agrees and understands that if the Client wishes to access Digital Assets associated with a non-supported fork network or airdrop (as defined herein), the Client shall withdraw the Client’s Digital Assets from the custody account of Matrix prior to the occurrence of such fork or airdrop.

9.3	Airdrops.

(i)	The Client agrees and understands that if a Digital Asset Network attempts or actually allocates its Digital Assets (also referred to as “airdrops” or “bootstrap”) to the digital asset addresses of Supported Networks, the Company shall treat such Digital Asset Network as a non-supported fork network.

(ii)	The Client further agrees and understands that airdrops of Digital Assets do not give rise to any relationship between the Company, the sender and / or the relevant Digital Asset Network, nor do they represent any relationship, and that said Digital Assets shall not give rise to any obligation on the part of the Company to the sender and / or the relevant Digital Asset Network.

10             Indemnity

10.1        The Client agrees to indemnify and hold harmless Matrix and its subsidiaries, Affiliates, officers, agents, employees, partners, suppliers and licensors from and against all liabilities, claims, judgments, losses, fines, penalties, expenses or any costs (including but not limited to court costs and reasonable attorneys’ fees) arising out of or related to the following circumstance, i.e., the Client using the Services in violation of the Agreement and the applicable laws and regulations to commit illegal and criminal acts that subject Matrix and its Affiliates, related persons to legal liabilities or / and financial losses.

11            Limitation of Liability

11.1       In no event shall each of the Parties and their respective subsidiaries, Affiliates, officers, agents, employees, representatives, partners, suppliers or licensors be liable for any indirect, incidental, special, punitive or consequential damages, however, caused and on any theory (including but not limited to contract, tort, warranty, negligence or otherwise), even if such person has been advised of the possibility of such damage.

11.2            In no event shall the maximum liability of Matrix and its subsidiaries, Affiliates, officers, agents, employees, representatives, partners, suppliers and licensors arising out of or in connection with these service terms exceed the greater of (1) the amount (if any) of Assets under custody paid by the Client to Matrix during the twelve (12) months preceding the date on which the Client makes a claim, or (2) the balance in the “client asset protection fund” established by Matrix, provided that the foregoing limitation shall not apply to any liability relating to willful or fraudulent breaches by Matrix.

12               Miscellaneous

12.1            Governing Law. The Agreement shall be governed by the laws of Hong Kong, without giving effect to any conflict of law provisions thereof. In case of any disputes or claims regarding the Agreement or the interpretation, description, completion, breach, termination, enforcement or validity of this Agreement (“Dispute”), the Party raising such Dispute shall notify the other Party within thirty (30) days from the date on which such Dispute is detected. Each party shall cooperate in good faith to resolve such Dispute without delay.

12.2            Dispute Resolution. If any Dispute cannot be resolved amicably, the Parties agree to submit such Dispute to arbitration for resolution. The Dispute shall be submitted to Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the arbitration rules of HKIAC then in effect (the “HKIAC Rules”). The prevailing Party shall be entitled, in addition to the relief to which it is entitled, to compensation for reasonable attorneys’ fees, costs and necessary expenses. Such arbitration proceedings shall be initiated within one (1) year after the dispute, claim or cause of action arises.

12.3            Neither Party may assign or transfer any of its rights, duties or obligations under the Agreement without the prior written consent of the other Party hereto.

12.4            Successor and Assigns. Except as expressly provided in the Agreement, the provisions of the Agreement shall inure to the benefit of and be binding upon the successors, permitted assigns, heirs, executors and administrators of the estate of each Party (whose rights or obligations under the Agreement are subject to relevant amendments hereto). Each Party may assign and delegate its rights and obligations to any of its Affiliates upon written notice to the other Party.

12.5            Waiver. No provision hereof shall be waived unless the waiver is made in writing and signed by the waiving party. The failure of any Party to require the other Party to perform any provision or obligation hereunder, or the waiver by any Party of a breach of the Agreement, shall not preclude such Party from any subsequent enforcement of such provision or obligation or be deemed a waiver by such Party of a breach occurring in the future.

12.6            Severability. The Client agrees and understands that if any provision of the Agreement (or its application) is held to be invalid or unenforceable under any rule, law, regulation or by any local, state or federal governmental agency, such provision will be varied and construed accordingly to achieve the original purpose of such provision to the maximum extent practicable under applicable law. The Client further agrees and understands that the validity or enforceability of any other provision of the Agreement (or its application of provisions that are not invalid or unenforceable) shall not be affected in any way.

12.7            Headings. The section headings in the Agreement are for convenience reference only and shall not be taken into account in the construction of the Agreement.

12.8            Survival. All provisions of the Agreement that are provided to survive the termination of the Agreement shall remain valid.

12.9            Notice. Any notice, consent or other communication required or permitted to be sent or given by any Party hereto shall be made in writing and shall be deemed to have been served according to law if it is (i) delivered personally, (ii) sent by a registered or guaranteed letter which shall be sent by regular mail, with postage prepaid and return receipt provided, (iii) delivered by a recognized overnight courier service, or (iv) sent by email. Also, when sent by the above means, it shall be sent to the address listed below or such other address as may be provided in writing by each Party hereto.

To the Company:

Address: Room 1703, 303 Hennessy Road, Wan Chai, Hong Kong

Attn: [***]

Email: [***]@matrixport.com

To the Client:

Address: 662, Block A, Office Building, No. 8 Xueyuan Road, Haidian District, Beijing, China

Attn: [***]

Email: [***]@bitdeer.com

The service date of the above notice shall be the following: (w) if delivered in person or sent by email, the date of serving or sending; (x) if sent by insured or registered mail, three (3) business days after the date of posting; or (y) if delivered by overnight courier, one (1) business day after the date of delivery to the overnight courier.

12.10          Amendments. The Agreement may be amended or modified only upon the prior written consent of the Parties hereto.

12.11          Copies and E-Signatures. The Agreement may be executed in multiple copies, each of which shall be deemed an original and shall together constitute one and the same agreement. The signatures of the Parties delivered by facsimile, email or other electronic means shall constitute the original signatures and the facsimile or electronic copy of the Agreement shall be deemed the original document.

IN WITNESS WHEREOF the Parties hereto have the Agreement duly executed by their respective authorized representatives as of the Effective Date.

Client:

SHARPENING TECHNOLOGY LIMITED

Signatory:

Name: Wu Jihan (吴忌寒) For and on behalf of
Title: Director Sharpening Technology Limited
Signature:	/s/ Wu Jihan
Authorised Signature(s)

BITMAIN SALES (USA) INC

Signatory:

Name: Wu Jihan (吴忌寒)

Title: Director

Signature:	/s/ Wu Jihan

CARPENTER CREEK LLC

Signatory:

Name: Wu Jihan (吴忌寒)

Title: Director

Signature:	/s/ Wu Jihan

IN WITNESS WHEREOF the Parties hereto have the Agreement duly executed by their respective authorized representatives as of the Effective Date.

The Company：

Matrix Guard Limited

Signatory:

Name: Wu Mengxia (吴梦夏)

Title: Vice President, Custody Service Head

Signature:	/s/ Cynthia Wu

Cynthia Wu (Apr 23, 2021 21:35 GMT+8)

Appendix I – Validity and Custody Fees

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